NOTE PURCHASE AGREEMENT
This Master Note Purchase Agreement, dated as of July 8, 2016 (this “Agreement”), is entered into by and between Function(x) Inc., a Delaware corporation, with an address of 902 Broadway, 11th Floor, New York, NY 10010 (the “Company”) and Rant, Inc., a Delaware corporation with an address of 4 Park Plaza, Suite 950, Irvine, California 92614 (the “Purchaser”).
RECITALS
A.    On the terms and subject to the conditions set forth herein, the Purchaser is willing to purchase from the Company, and the Company is willing to sell to Purchaser, a 12% senior secured convertible promissory note in the aggregate principal amount of up to US$3,000,000, the form of which is attached hereto as Exhibit A (the “Note” and, collectively with the shares of Common Stock issuable upon conversion of the Note, the “Securities”).
B.    Capitalized terms not otherwise defined herein shall have the meaning set forth in the Note.
C.    In connection with the transactions contemplated by this Agreement, the Company and Purchaser shall enter into an intercreditor agreement, in the form attached hereto as Exhibit B (the “Intercreditor Agreement”), a security agreement, in the form attached hereto as Exhibit C (the “Security Agreement”) (this Agreement, the Note, the Intercreditor Agreement and the Security Agreement, the “Transaction Documents”), giving Purchaser a lien and security interest on certain of the Company’s assets as more fully identified and described therein.
AGREEMENT
NOW THEREFORE, in consideration of the foregoing, and the representations, warranties and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:
1.The Note.
(a)
    Issuance of the Note. Subject to all of the terms and conditions hereof, the Company agrees to issue and sell to Purchaser, and Purchaser agrees to purchase, the Note for the payment of the Purchase Price (as defined below).
(b)
    Delivery. The sale and purchase of the Securities shall take place on the date hereof (the “Closing Date”) at a closing (the “Closing”) to be held simultaneously with the purchase by the Company of certain assets of the Purchaser by the Company pursuant to an Asset Purchase Agreement (the “Asset Purchase Agreement”, also a Transaction Document hereunder) the Company will deliver to Purchaser the Note, against credit by the Company of $3,000,000 of the purchase price equal to the face value of the Note (the “Purchase Price”). The Note will be registered in such Purchaser’s name in the Company’s records.
(c)
    Intentionally Omitted.
(d)
    Payments. The Company will make all payments due and owing under the Note (by wire transfer of immediately available funds) on the date that such payment is due pursuant to wire instructions provided by Purchaser in writing, or in such other manner, as Purchaser may from time to time direct in writing.
2.
    Representations and Warranties of the Company. The Company represents and warrants to the Purchaser that:
(a)
    Due Incorporation, Qualification, etc. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted or as currently contemplated to be conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a material adverse effect on the Company.
(b)
    Authority. The execution, delivery and performance by the Company of each Transaction Document to be executed by the Company and the consummation of the transactions contemplated thereby (i) are within the power of the Company and (ii) have been duly authorized by all necessary actions on the part of the Company.
(c)
    Enforceability. Each Transaction Document executed, or to be executed, by the Company has been, or will be, duly executed and delivered by the Company and constitutes, or will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.
(d)
    Non-Contravention. The execution and delivery by the Company of the Transaction Documents executed by the Company and the performance and consummation of the transactions contemplated thereby do not and will not (i) violate the Company’s Certificate of Incorporation or Bylaws (as of the date of this Agreement, the “Charter Documents”) or any judgment, order, writ, decree, statute, rule or regulation applicable to the Company; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any material mortgage, indenture, agreement, instrument or contract to which the Company is a party or by which it is bound (unless such violation, breach or acceleration has been waived); or (iii) result in the creation or imposition of any Lien upon any property, asset or revenue of the Company (other than any Lien arising under the Transaction Documents) or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties. For purposes of this Agreement, “Lien” shall mean any lien, pledge, charge, claim, mortgage, restriction on transfer, security interest or other encumbrance of any sort. Company has disclosed to Purchaser that there are existing liens on Company assets and that there are requirements of shareholder votes to approve the potential issuance of shares of the Company’s common stock into which the Note may be converted .
(e)
    Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with the execution and delivery of the Transaction Documents executed by the Company and the performance and consummation of the transactions contemplated thereby, other than such as have been obtained and remain in full force and effect and other than such qualifications or filings under applicable securities laws as may be required in connection with the transactions contemplated by this Agreement or the consents of existing lenders with liens on Company assets or the votes of shareholders in connection with the possible issuance of shares of the Company’s common stock into which the Note may be converted
(f)
    No Violation or Default. The Company is not in violation of or in default in any material respect with respect to (i) its Charter Documents or any judgment, order, writ, decree, statute, rule or regulation applicable to such Person; or (ii) any mortgage, indenture, agreement, instrument or contract to which such Person is a party or by which it is bound (nor is there any waiver in effect which, if not in effect, would result in such a violation or default), except as may be disclosed in the Company’s public filings and financial statements and except with respect to payables to vendors.
(g)
    Litigation. To the Knowledge of the Company and except as set forth in the Company’s public filings, no actions (including, without limitation, derivative actions), suits, proceedings or investigations are pending or threatened against the Company at law or in equity in any court or before any other governmental authority that (i) if adversely determined would (alone or in the aggregate) result in a material liability or (ii) seek to enjoin, either directly or indirectly, the execution, delivery or performance by the Company of the Transaction Documents or the transactions contemplated thereby. For purposes of this Agreement, “Knowledge” shall mean, with respect to the Company, the actual knowledge of its officers and board members.
(h)
    Title. The Company owns and has good title to other material assets and material properties as reflected in the most recent financial statements set forth in the financial statements set forth in the Company’s 10-Q for the period ended March 31, 2016 (except those assets and properties disposed of in the ordinary course of business since the date of such financial statements) and all assets and properties acquired by the Company since such date (except those disposed of in the ordinary course of business). Other than liens set forth described in the Company’s public filings, such assets and properties are subject to no Lien other than any Liens arising or permitted under or disclosed in the Transaction Documents. Immediately following the Closing and filing of a UCC-1 the Purchaser shall have a secured interest in the Company’s assets with the same priority and collateral as the loans by Sillerman Investment Company III LLC, Sillerman Investment Company IV LLC and Sillerman Investment Company VI LLC.
(i)
    Intellectual Property. The Company owns or possesses or licenses all material intellectual property rights necessary for its business as now conducted and as proposed to be conducted, without to its knowledge any conflict with, or infringement of the rights of, others , except where such infringement, if any, either individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the Company.
(j)
    Financial Statements. The financial statements of the Company for the year ended June 30, 2015 as filed in the Company’s 10-K for the year ended June 30, 2015 and for the nine months ended March 31, 2016, as filed in the Company’s 10-Q for the quarter ended March 31, 2016 (the “Financial Statements”) : (i) are in accordance in all material respects with the books and records of the Company ; and (ii) fairly present, in all material respects, the consolidated financial position of the Company as of the dates presented therein and the results of operations, changes in financial positions or cash flows, as the case may be, for the periods presented therein. The Company does not have any contingent obligations, liability for taxes or other outstanding obligations, including, without limitation, any off balance sheet arrangements, that are material in the aggregate, except as disclosed in the Financial Statements.
(k)
    Equity Securities. The Company’s total authorized and issued capitalization is as set forth in the capitalization table attached as Exhibit F hereto (the “Capitalization Table”). The equity securities of the Company (“Equity Securities”) have the respective rights, preferences and privileges set forth in the Charter Documents. All of the outstanding Equity Securities of the Company have been duly authorized and are validly issued, fully paid and nonassessable. As of the date of this Agreement, except as set forth in the Capitalization Table or in the Charter Documents, there are no options, warrants or rights to purchase Equity Securities of the Company authorized, issued or outstanding, and the Company is not obligated in any other manner to issue shares of its Equity Securities. No holder of any Equity Security or other Person is entitled to preemptive or similar statutory or contractual rights, either arising pursuant to any agreement or instrument to which the Company is a party or that are otherwise binding upon the Company. The offer and sale of all Equity Securities issued before the Closing Date complied with or were exempt from registration or qualification under all applicable federal and state securities laws. Except for the registration rights granted to holders pursuant to the Convertible Debentures, no Person has the right to demand or other rights to cause the Company to file any registration statement under the Securities Act of 1933, as amended (the “Securities Act”), relating to any Equity Securities presently outstanding or that may be subsequently issued, or any right to participate in any such registration statement.
(l)
    Indebtedness. Other than Indebtedness (i) owed by the Company pursuant to the 10% Senior Secured Convertible Debentures (the “Convertible Debentures”) issued simultaneously with the Transaction and the lien created by the Company’s security agreement issued in connection therewith and (ii) owed to Sillerman Investment Company III, LLC, Sillerman Investment Company IV, LLC and Sillerman Investment Company VI LLC evidenced by secured convertible promissory notes and disclosed in the Company’s public filings, the Company has no Indebtedness. For purposes of this Agreement, “Indebtedness” shall mean all liabilities and obligations, including any applicable penalties (including with respect to any prepayment thereof), interest and premiums, without duplication, (a) for borrowed money; (b) evidenced by notes, bonds, debentures, letters of credit or similar instruments; (c) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business or for the purchase of businesses); or (d) under capital leases and (e) excluding, however, settlement agreements disclosed in (i) Exhibit G annexed hereto; (ii) the Transaction Documents and/or (iii) public filings.
(m)
    Accuracy of Information Furnished. None of the representations and warranties made in this Agreement and none of the statements made in the Transaction Documents or in the other certificates, statements, schedules, exhibits or other documents furnished to Purchaser by or on behalf of the Company in connection with the Transaction Documents or the transactions contemplated thereby contains any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
(n)
    Compliance with Laws. The has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation, which would be expected to have a material adverse effect on the Company.
(o)
    Anti-Corruption and Anti-Bribery. To the Knowledge of the Company, no agent, affiliate, employee or other Person associated with or acting on behalf of the Company directly or indirectly, has (i) made any illegal contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (A) to obtain favorable treatment in securing business, (B) to pay for favorable treatment for business secured in any illegal manner, (C) to obtain special concessions or for special concessions already obtained in any illegal manner or (D) for any other illegal purpose or (i) established or maintained any fund or asset for the benefit of the Company that has not been recorded in the books and records of the Company. Neither the Company nor any of its directors, stockholders, officers, employees, agents or representatives has made any improper foreign payment (as defined in the Foreign Corrupt Practices Act of 1977, as amended). None of the Company or any of its current or former officers, directors or affiliates is a Prohibited Person.
For purposes of this Agreement:
(w) “Prohibited Person” means any Federally Prohibited Person;
(x) “Federally Prohibited Person” shall mean any Person: (A) listed in the Annex to, or otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”) and/or a Person who is identified as or affiliated with a Person designated as a terrorist, or associated with terrorism or money laundering pursuant to regulations promulgated in connection with the USA PATRIOT Act; (B) that is owned or controlled by, or acting for or on behalf of, any Person that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (C) with whom a regulated lender is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including the Executive Order; (D) who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; (E) that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov.ofac/tllsdn.pdf or at any replacement website or other replacement official publication of such list; or (F) who is an affiliate of or affiliated with a Person listed in subsections (A) through (E) above;
(p)
    SEC Reporting. The Company has filed, and intends in the future to timely file, all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing and all other documents filed with the SEC since June 30, 2014 (the “SEC Documents”). The SEC Documents have been made available via the SEC’s EDGAR system. As of their respective dates, the SEC Documents complied in all material respects (except for late filings of Form 10Q for Quarter ended December 31, 2015) with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents (“Company Financial Statements”) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. The Company Financial Statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than: (i) liabilities incurred in the ordinary course of business subsequent to March 31, 2016 (the fiscal period end of the Company’s most recently-filed periodic report), and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company.
(q)
    Disclosure. To the knowledge of the Company all factual information (taken as a whole) heretofore or contemporaneously requested by Purchaser or furnished to Purchaser by or on behalf of the Company or their representatives for purposes of or in connection with this Agreement or the transactions contemplated herein was materially true and accurate on the date as of which such information is dated and the Company does not believe such factual information is materially incomplete in any respect.
(r)
    NASDAQ Listing. e shares of Common Stock are currently traded on the Nasdaq Capital Market. Except as set forth in the SEC Documents, the Company has not received notice (written or oral) from Nasdaq to the effect that the Company is not in compliance with the continued listing and maintenance requirements of such exchange.
3.
    Representations and Warranties of The Purchaser. The Purchaser, severally and not jointly, represents and warrants to the Company upon the acquisition of the Securities as follows:
(a)
    Due Incorporation, Qualification, etc. Purchaser (i) is a corporation duly organized, validly existing and in good standing under the laws of its state or province of organization, as set forth on the signature page hereto; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted or as currently contemplated to be conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a material adverse effect on Purchaser.
(b)
    Authority. The execution, delivery and performance by Purchaser of each Transaction Document to be executed by Purchaser and the consummation of the transactions contemplated thereby (i) are within the power of Purchaser and (ii) have been duly authorized by all necessary actions on the part of Purchaser.
(c)
    Binding Obligation. Purchaser has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement and the Transaction Documents constitute valid and binding obligations of Purchaser, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.
(d)
    Securities Law Compliance. Purchaser has been advised that the Note (and the Common Stock into which the Securities are convertible or exercisable) have not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless it is registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. Purchaser is aware that the Company is under no obligation to effect any such registration with respect to the Note (or the shares of Common Stock into which such Securities are convertible or exercisable) or to file for or comply with any exemption from registration. Purchaser has not been formed solely for the purpose of making this investment and is purchasing the Securities for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. Purchaser has such knowledge and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment without impairing Purchaser’s financial condition and is able to bear the economic risk of such investment for an indefinite period of time. Purchaser is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company. Purchaser has furnished or made available any and all information requested by the Company or otherwise necessary to satisfy any applicable verification requirements as to accredited investor status. Any such information is true, correct, timely and complete. The residency of Purchaser (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth in Section 6(h) hereto. Purchaser acknowledges that certificate or certificates evidencing the Securities will bear the following or a substantially similar legend and such other legends as may be required by state blue sky laws:
“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES”.
(e)
    No “Bad Actor” Disqualification Events. Neither (i) Purchaser, (ii) any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members, nor (iii) any beneficial owner of any of the Company’s voting equity securities (in accordance with Rule 506(d) of the Securities Act) held by Purchaser is subject to any Disqualification Event (except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed reasonably in advance of the Closing in writing in reasonable detail to the Company.
4.
    Additional Agreements.

(a)Offering. Not later than the later of (i) 90 days after the Closing Date and (ii) the earlier of 6 months from the Closing Date and 30 days after the effectiveness of the Company’s Form S-1 registration statement for resale by the holder of the Convertible Debentures issued by the Company in a private placement closing simultaneously with the acquisition of Purchaser’s assets of the common shares to be issued in the event of conversion thereunder and related warrants (provided Rant, Inc. has delivered its audited financial statement for the two (2) immediately preceding fiscal years in such form and containing such additional information as is required for filing of a Registration Statement on Form S-1 (“Form S-1”) with the SEC and the interim unaudited financial statements as required in the Asset Purchase Agreement) the Company shall file with the SEC a Form S-1 and use commercially reasonable efforts to have such Form S-1 declared effective by the SEC for a capital raising transaction consisting of the sale of equity and/or warrants to purchase Company securities, as determined upon advice of the investment bankers engaged by the Company in connection with the Offering. The Purchaser shall cooperate with the Company, Company’s auditors and other advisors and shall consent to the filing of the Form S-1 and the offering to be made in accordance with the terms thereof, and shall cause its auditors to consent to the inclusion of the foregoing financial statements of the Purchaser in the S-1.
(b)Most Favored Nations Provision. For a period ending the earliest of (A) the date of completion of a public offering in which Company raises gross proceeds of at least $15 million and (A) the Maturity Date (the “Favored Nations Period”), if after the date hereof, the Company issues or sells, or in accordance with this Section 4(b) is deemed to have issued or sold, any shares of Common Stock to an RFXS Affiliate on or prior to the Maturity Date or to any subscriber of Company securities in a private placement prior to December 31, 2016, but excluding any Exempt Issuances issued or sold or deemed to have been issued or sold, or any Convertible Securities (excluding any Exempt Issuances issued or sold or deemed to have been issued or sold) or Options (excluding any Exempt Issuances issued or sold or deemed to have been issued or sold) to an RFXS Affiliate on or prior to March 31, 2017, or to any subscriber of Company securities in a private placement prior to December 31, 2016, for a consideration per share (or with a conversion or exercise price per share) or if the Company amends the conversion or exercise price of outstanding Convertible Securities or Options (the “New Issuance Price”) less than a price equal to the Conversion Price (as defined in the Note) in effect immediately prior to such issue or sale or deemed issuance or sale (such Conversion Price then in effect is referred to herein as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then, immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price. For purposes of this adjustment, any agreement entered for or the issuance of any Company security or debt instrument to an RFXS Affiliate on or prior to March 31, 2017, or to any subscriber of Company securities in a private placement prior to December 31, 2016, carrying the right to convert such security or debt instrument into Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Conversion Price upon the issuance of the above-described security, debt instrument, warrant, right, or option if such issuance is at a price lower than the Conversion Price in effect upon such issuance and again at any time upon any actual, permitted, optional, or allowed issuances of shares of Common Stock upon any actual, permitted, optional, or allowed exercise of such conversion or purchase rights if such issuance is at a price lower than the Conversion Price in effect upon any actual, permitted, optional, or allowed such issuance. Common Stock issued or issuable by the Company for no consideration will be deemed issuable or to have been issued for par value per share of Common Stock For purposes hereof, “Exempt Issuance” means (i) the Company’s issuance of Common Stock or the issuances or grants of Options to purchase Common Stock to employees, directors, and consultants pursuant to plans, which plans have been approved by a majority of the independent members of the board of directors of the Company and the stockholders of the Company prior to the Closing Date, and, (ii) the Company’s issuance of securities upon the vesting, exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the Closing Date as such terms are in effect on such date. For all purposes of the foregoing (including, without limitation, determining the New Issuance Price under this Section 4(b)), the following shall be applicable:
(i)Issuance of Options. If the Company in any manner grants (except for Exempt Issuance) or sells any Options to an RFXS Affiliate on or prior to March 31, 2017, or to any subscriber of Company securities in a private placement prior to December 31, 2016, and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 4(b)(i), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option and (y) the lowest exercise price set forth in such Option for which one share of Common Stock is issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option minus (2) the sum of all amounts paid or payable to the holder of such Option (or any other Person) upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Option (or any other Person). Except as contemplated below, no further adjustment to the Conversion Price or Additional Issuance shall be made upon the actual issuance of such share of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such share of Common Stock upon conversion, exercise or exchange of such Convertible Securities.
(ii)Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities to an RFXS Affiliate on or prior to March 31, 2017, or to any subscriber of Company securities in a private placement prior to December 31, 2016, and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For purposes of this Section 4(b)(ii), the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security and (y) the lowest conversion price set forth in such Convertible Security for which one share of Common Stock is issuable upon conversion, exercise or exchange thereof minus (2) the sum of all amounts paid or payable to the holder of such Convertible Security (or any other Person) upon the issuance or sale of such Convertible Security plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Convertible Security (or any other Person). Except as contemplated below, no further adjustment of the Conversion Price or Additional Issuance shall be made upon the actual issuance of such share of Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price has been or is to be made pursuant to other provisions of this Section 4(b), except as contemplated below, no further adjustment of the Conversion Price or Additional Issuance shall be made by reason of such issue or sale
(iii)Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options for an RFXS Affiliate on or prior to March 31, 2017, or to any subscriber of Company securities in a private placement prior to December 31, 2016, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Conversion Price in effect at the time of such increase or decrease shall be adjusted (or such Additional Issuance shall be made) to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate (as the case may be) at the time initially granted, issued or sold. For purposes of this Section 4(b)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Closing are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 4(b)(iii) shall be made if such adjustment would result in an increase of the Conversion Price then in effect.
(iv)Calculation of Consideration Received. If any Option or Convertible Security is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company by an RFXS Affiliate on or prior to March 31, 2017, or to any subscriber of Company securities in a private placement prior to December 31, 2016, (including, without limitation, any other Option or Convertible Security), together comprising one integrated transaction, (x) such Option or Convertible Security (as applicable) will be deemed to have been issued for consideration equal to the fair market value thereof as determined in good faith by the Company’s Board of Directors and (y) the other securities issued or sold or deemed to have been issued or sold in such integrated transaction shall be deemed to have been issued for consideration equal to the difference of (I) the aggregate consideration received by the Company minus (II) the aggregate fair market value of all such Options and/or Convertible Securities (as applicable) so issued. If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold to an RFXS Affiliate on or prior to March 31, 2017, or to any subscriber of Company securities in a private placement prior to December 31, 2016 for cash, the consideration received therefor will be deemed to be the net amount of consideration received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold to an RFXS Affiliate on or prior to March 31, 2017, or to any subscriber of Company securities in a private placement prior to December 31, 2016 for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the arithmetic average of the volume weighted average price of such security for each of the five (5) trading days immediately preceding the date of receipt; provided, however, that if the consideration received is the retirement of debt, then the consideration received shall be deemed to be on par with the debt (e.g., retirement of $1 of principal amount or interest of debt retired shall be deemed to be $1 of consideration received by the Company; and provided, further, that if the consideration received is retirement of preferred stock with a stated value, the consideration received shall be deemed to be on par with the stated value (e.g., retirement of $1 of stated value of preferred stock shall be deemed to be $1 of consideration received by the Company). If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or publicly traded securities or other than as set forth herein will be determined jointly by the Company and the Purchaser. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) trading days after the tenth (10th) day following such Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Purchaser. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company. For purposes hereof “Options” means any rights, warrants or options for RFXS Affiliates to subscribe for or purchase shares of Common Stock or Convertible Securities and “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible by an RFXS Affiliate, or to any subscriber of Company securities in a private placement prior to December 31, 2016, into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock, including any securities of the Company or the subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.
(c)    Publicly filed information
(d)    Intentionally omitted.
(e)    Protective Provisions. During the Favored Nations Period, the Company will not, without the prior written consent of the Purchaser and except in compliance with any additional requirements of the Transaction Documents, take any action that, directly or indirectly,; (iv) approves the purchase, redemption or other acquisition of any capital stock of the Company, other than repurchases of common stock at a price not above original cost pursuant to stock restriction agreements approved by the board of directors upon termination of a consultant, director or employee of the Company; (vi) approves the liquidation or dissolution of the Company or the declaration of bankruptcy; (vii) intentionally omitted; (viii) unless on the same terms as any loan or indebtedness now or in the future due and owing to RFXS Parties, as defined in the Note, or affiliates, transferees, or assigns, create, incur, assume or make the Company liable for any Indebtedness unless such Indebtedness is subordinated to all of the Company’s obligations evidenced by the Note in the same manner as an such indebtedness is treated with respect to that held by any RFXS Affiliate (pursuant to a subordination, intercreditor or other similar agreement in form and substance reasonably satisfactory to the Purchaser) other than Convertible Debentures which may be subsequently issued after the date hereof in an amount not to exceed Two Million Dollars ($2,000,000.00) aggregate principal amount; or (xi) changes the Company’s accounting practices.
(f)    Public Disclosure Company will need to disclose this Agreement as part of its public filings.
(g)    DWAC Eligible. The Company shall attempt to continue to satisfy the DWAC Eligible Conditions (as defined below). After such date, the Company shall notify the Purchaser in writing if the Company at any time while the Purchaser holds Securities becomes aware of any plans of the Company’s transfer agent (the (“Transfer Agent”) to voluntarily or involuntarily terminate its participation in the DTC/FAST Program. While Purchaser holds Securities, the Company shall at all times after the Closing Date maintain a transfer agent which participates in the DTC/FAST Program, and the Company shall not appoint any transfer agent which does not participate in the DTC/FAST Program. Nevertheless, if at any time the Company receives a Conversion Notice and all DWAC Eligible Conditions are not then satisfied (including without limitation because the Transfer Agent is not participating in the DTC/FAST Program or the Conversion Shares are not otherwise transferable via the DWAC system), then the Company shall instruct the Transfer Agent to immediately issue one or more certificates for Common Stock without legend in such name and in such denominations as specified by the Purchaser and consistent with the terms and conditions of the Transaction Documents, the rules of its principal market, and federal securities laws.
For purposes hereof, the term “DWAC Eligible Conditions” means that (i) the Common Stock is eligible at DTC (as defined below) for full services pursuant to DTC’s operational arrangements, including without limitation transfer through DTC’s DWAC system, (ii) the Company has been approved (without revocation) by the DTC’s underwriting department, (iii) the Company’s Transfer Agent is approved as an agent in the DTC/FAST Program (as defined below), (iv) the Conversion Shares are otherwise eligible for delivery via DWAC (including compliance with Rule 144 promulgated under the 1933 Act), and (v) the Company’s transfer agent does not have a policy prohibiting or limiting delivery of the Conversion Shares via DWAC. The term “DWAC” means Deposit Withdrawal at Custodian as defined by the DTC; the term “DTC” means the Depository Trust Company; and the term “DTC/FAST Program” means the DTC’s Fast Automated Securities Transfer Program.
(h)    Company's Failure to Timely Convert. If the Company shall fail within three business days after the Share Delivery Date (as defined in the Note) to issue and deliver a certificate to the Purchaser, if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, or credit the Purchaser's balance account with DTC, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, for the number of shares of Common Stock to which the Purchaser is entitled upon the Purchaser's conversion of any Conversion Amount (a "Conversion Failure"), then the Purchaser, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any portion of this Note that has not been converted pursuant to such Conversion Notice (as defined in the Note); provided that the voiding of a Conversion Notice shall not affect the Company's obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 3(c)(ii) or otherwise. In addition to the foregoing, if the Company shall fail , after using reasonable efforts to cause the transfer agent on or prior to the Share Delivery Date to issue and deliver a certificate to the Purchaser, if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, or credit the Purchaser's balance account with DTC, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, for the number of shares of Common Stock to which the Purchaser is entitled upon the Purchaser's conversion of any Conversion Amount or on any date of the Company's obligation to deliver shares of Common Stock as contemplated pursuant to clause (y) below, and if on or after such Trading Day the Purchaser purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Purchaser of Common Stock issuable upon such conversion that the Purchaser anticipated receiving from the Company (a "Buy-In"), then the Company shall, within three (3) Trading Days after the Purchaser's request and in the Purchaser's discretion, either (x) pay cash to the Purchaser in an amount equal to the Purchaser's total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Company's obligation to issue and deliver such certificate or credit the Purchaser's balance account with DTC for the shares of Common Stock to which the Purchaser is entitled upon the Purchaser's conversion of the applicable Conversion Amount shall terminate, or (y) promptly honor its obligation to deliver to the Purchaser a certificate or certificates representing such shares of Common Stock or credit the Purchaser's balance account with DTC for such shares of Common Stock and pay cash to the Purchaser in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the Conversion Date.
(i)    Failure to Deliver Common Stock Prior to Share Delivery Date. Conditions to Closing of the Company. The Company’s obligations at the Closing are subject to the fulfillment, to the reasonable satisfaction of the Purchaser, on or prior to the Closing Date, of all of the following conditions, any of which may be waived in whole or in part by the Purchaser:
(a)
    Representations and Warranties. The representations and warranties made by the Company in Section 2 hereof shall have been true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date and the Company shall have delivered a duly executed certificate from its Chief Executive Officer certifying the foregoing.
(b)
    Consents. The Company shall have received all consents and approvals from any other Person, including, without limitation, from the stockholders of the Company and any applicable waivers, , of any and all rights necessary for the execution by the Company of this Agreement and the Transaction Documents.
(c)
    Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Closing Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Securities.
(d)
    Legal Requirements. At the Closing, the sale and issuance by the Company, and the purchase by Purchaser, of the Securities shall be legally permitted by all laws and regulations to which Purchaser or the Company are subject.
(e)
    Transaction Documents. The Company shall have duly executed and delivered, or shall have caused to be executed and delivered, to Purchaser the following Transaction Documents:
(i)
    This Agreement;
(ii)
    The Note issued hereunder;
(iii)
    The Intercreditor Agreement; and
(iv)
    The Security Agreement.
(f)
    Corporate Documents. The Company shall have delivered to the Purchaser each of the following:
(i)
    A certificate of the Secretary of the Company, dated the Closing Date, certifying (A) that the Certificate of Incorporation of the Company, certified as of a recent date by the Secretary of State of the State of Delaware and attached thereto, is in full force and effect and has not been amended, supplemented, revoked or repealed since the date of such certification; (B) that attached thereto is a true and correct copy of the Bylaws of the Company as in effect on the Closing Date; and (C) that attached thereto are true and correct copies of resolutions duly adopted by the Board of Directors of the Company and continuing in effect, which authorize the execution, delivery and performance by the Company of this Agreement and the Note and the consummation of the transactions contemplated hereby and thereby; and
(ii)
    A Certificate of Good Standing or comparable certificate as to the Company, certified as of a recent date prior to the Closing Date by the Secretary of State of Delaware and by any other jurisdiction that the Company is qualified to do business as a foreign corporation.
(g)
    Financing Statement. The authorization of the Company for the Purchaser to file a UCC-1 Financing Statement in favor of the Purchaser evidencing a perfected secured Lien on assets of the Company pursuant to the Security Agreement.
(i) Legal Opinion. At the Closing, the Company shall provide a legal opinion by counsel to the Company in customary form regarding due authorization of this Agreement and the Transaction Documents.
5.
    Conditions to Obligations of the Purchaser. The Purchaser’s obligation to purchase the Securities at the Closing is subject to the fulfillment, on or prior to the Closing Date, of the following conditions, any of which may be waived in whole or in part by the Company:
(a)
    Representations and Warranties. The representations and warranties made by the Purchaser in Section 3 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.
(b)
    Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Closing Date with certain federal and state securities commissions, the Purchaser shall have obtained all governmental approvals required in connection with the lawful purchase of the Securities.
(c)
    Legal Requirements. At the Closing, the sale and issuance by the Company, and the purchase by the Purchaser, of the Securities shall be legally permitted by all laws and regulations to which the Purchaser or the Company are subject.
(d) the simultaneous closing of the Rant acquisition by the Company
6.
    Miscellaneous.
(a)
    Waivers and Amendments. Any provision of this Agreement may be amended, waived or modified only upon the written consent of the Company and The Purchaser.
(b)
    Governing Law; Venue. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof.
Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, County of New York (the "New York Courts"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.
(c)
    Survival. The representations, warranties, covenants and agreements made herein and in the Transaction Documents shall survive the execution and delivery of this Agreement.
(d)
    Successors and Assigns. Subject to the restrictions on transfer described in Sections 7(e) and 7(f) below, the rights and obligations of the Company and The Purchaser shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties except that the Company shall not assign any of its rights hereunder without the express written consent of the Purchaser.
(e)
    Registration, Transfer and Replacement of the Note. The Note issuable under this Agreement shall be registered on the books and records of the Company. The Company will keep, at its principal executive office, books for the registration and registration of transfer of the Note. Prior to presentation of the Note, as the case may be, for registration of transfer, the Company shall treat the Person in whose name the Note is registered as the owner and Purchaser of the Note for all purposes whatsoever, whether or not the Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to any restrictions on or conditions to transfer set forth in the Note, the Purchaser of the Note, at its option, may in person or by duly authorized attorney surrender the same for exchange at the Company’s chief executive office, and promptly thereafter and at the Company’s expense, except as provided below, receive in exchange therefor one or more new Note(s), and with respect to the a Note, each in the principal requested by such Purchaser, dated the date to which interest shall have been paid on the Note so surrendered or, if no interest shall have yet been so paid, dated the date of the Note so surrendered and registered in the name of such Person or Persons as shall have been designated in writing by such Purchaser or its attorney for the same principal amount as the then unpaid principal amount of the Note so surrendered. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of the Note and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; or (b) in the case of mutilation, upon surrender thereof, the Company, at its expense, will execute and deliver in lieu thereof a new Note executed in the same manner as the Note being replaced, with the Note in the same principal amount as the unpaid principal amount of the Note and dated the date to which interest shall have been paid on the Note or, if no interest shall have yet been so paid, dated the date of the Note.
(f)
    Assignment. The rights, interests or obligations hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Purchaser. The rights, interests or obligations hereunder may be assigned by operation of law or otherwise, in whole or in part, by any Purchaser.
(g)
    Entire Agreement. This Agreement together with the other Transaction Documents constitute and contain the entire agreement among the Company and The Purchaser and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.
(h)
    Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed, emailed or delivered to each party as follows: (i) if to Purchaser, to the address on the signature page hereto or to such other address as Purchaser shall have furnished the Company in writing, (ii) if to the Company, to General Counsel at 902 Broadway, 11th Floor, New York, NY 10010, or at such other address as the Company shall have furnished to Purchaser in writing. All such notices and communications shall be effective (i) when sent by Federal Express or other overnight service of recognized standing, on the business day following the deposit with such service; (ii) when mailed by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (iii) when delivered by hand, upon delivery; and (d) when faxed or emailed, upon receipt.
(i)
    Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts due thereunder have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.
(j)
    Expenses. All expenses incurred in connection with this Agreement and the other Transaction Documents shall be the obligation of the party incurring such fees and expenses (including, without limitation, all such fees and expenses incurred in connection with any “workout” or restructuring affecting the Transaction Documents or the obligations thereunder or any bankruptcy or similar proceeding involving the Company..
(k)
    Severability of this Agreement. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
(l)
    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. A facsimile, telecopy, .pdf scan or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes.
(m)
    Legal Representation. Each party hereto acknowledges that it has been represented by independent legal counsel in the preparation of the Agreement. Each party recognizes and acknowledges that counsel to the Company has represented certain of the Purchaser from time to time and may, in the future, represent others in connection with various legal matters and each party waives any conflicts of interest and other allegations that it has not been represented by its own counsel.
(Signature Page Follows)

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.
FUNCTION(X) INC.
By:
Name:    Mitchell J. Nelson
Title:    Executive Vice President

IN WITNESS WHEREOF, the undersigned have caused this Note Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.
Name of Purchaser: Rant, Inc.
Signature of Authorized Signatory of Purchaser: __________________________________

[Signature page for Note Purchase Agreement]

Name of Authorized Signatory: ____________________________________________________
Title of Authorized Signatory: _____________________________________________________
Email Address of Authorized Signatory: ______________________________________________
Facsimile Number of Authorized Signatory: _____________________________________________
Address for Notice to Purchaser:
Att: Brian Rosin, Chief Operating Officer and Chief Financial Officer at 4 Park Plaza Suite 950, Irvine, CA 92614, telephone (949) 464-4021, facsimile (949) 679-9670, email (brian.rosin@rantmn.com), with a copy to Harvey J. Kesner, Esq., c/o Sichenzia Ross Friedman Ference LLP, 61 Broadway, New York, NY 10006, telephone (212) 930-9700, Facsimile (212) 930-9725, email (hkesner @ srff.com).
________________________________________________________
Address for Delivery of Securities to Purchaser (if not same as address for notice):

Purchase Price: $3,000,000.0

EIN Number: _______________________

Schedule 2(j)

.
Exhibit A
FORM OF NOTE

Exhibit B

FORM OF INTERCREDITOR AGREEMENT
Exhibit C

FORM OF SECURITY AGREEMENT

Exhibit D

FORM OF ESCROW AGREEMENT
Exhibit E

LIENS
Exhibit F

CAPITALIZATION
Exhibit G

NOTES ISSUED IN CONNECTION WITH SETTLEMENT AGREEMENTS

First Amendment to Forbearance Agreement between the Company and AmossyKlein Family Holdings, LLLP (“AmossyKlein”), pursuant to which the Company is to pay $1,450,000 plus interest at 9%, secured by 100,000 shares of the common stock of Perk.com, Inc. The payments are to be made in monthly installments
Obligation to pay Pandora Media, Inc. $12,500 on or before November 15, 2015 pursuant to that certain Settlement Agreement and Mutual Release between the Company and Pandora Media, Inc. dated June 24, 2016.
Promissory Note from Kuusamo Capital, Ltd., pursuant to which the Company must pay $54,318.42 to Kuusamo Capital, Ltd. on July 31, 2016.
Promissory Note from Simulmedia, Inc., pursuant to which the Company must pay $55,500.00 to Simulmedia, Inc. on October 6, 2016.
Promissory Note from Pandera, Inc., pursuant to which the Company must pay $50,000 to Pandera, Inc. on October 13, 2016.
Convertible Promissory Note (which may be convertible into shares of the Company’s common stock as described in “Agreements for the Issuance of Common Shares”) from North America Photon Infotech Limited, pursuant to which the Company must pay $110,000 to North America Photon Infotech Limited (if the note has not been converted) on November 12, 2016.
Convertible Promissory Note (which may be convertible into shares of the Company’s common stock as described in “Agreements for the Issuance of Common Shares”) from Reaz Islam, pursuant to which the Company must pay $300,000 to Reaz Islam (if the note has not been converted) on December 31, 2016.